                                                                     EXHIBIT 3.5

                                   EXHIBIT A
                                   ---------



                          ---------------------------

                          AMENDED AND RESTATED BYLAWS

                                       OF

                       SYNERGY SEMICONDUCTOR CORPORATION

                          ---------------------------

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
ARTICLE I           OFFICES..................................         1

     Section 1.     PRINCIPAL OFFICES........................         1
     Section 2.     OTHER OFFICES............................         1

ARTICLE II          MEETINGS OF SHAREHOLDERS.................         1

     Section 1.     PLACE OF MEETINGS........................         1
     Section 2.     ANNUAL MEETING...........................         1
     Section 3.     SPECIAL MEETING..........................         1
     Section 4.     NOTICE OF SHAREHOLDERS' MEETINGS.........         2
     Section 5.     MANNER OF GIVING NOTICE; AFFIDAVIT OF
                    NOTICE...................................         2
     Section 6.     ADJOURNED MEETING; NOTICE................         3
     Section 7.     QUORUM...................................         3
     Section 8.     VOTING...................................         3
     Section 9.     WAIVER OF NOTICE OR CONSENT BY ABSENT
                    SHAREHOLDERS.............................         4
     Section 10.    SHAREHOLDER ACTION.......................         5
     Section 11.    RECORD DATE FOR SHAREHOLDER NOTICE,
                    VOTING, AND GIVING CONSENTS..............         5
     Section 12.    PROXIES..................................         5
     Section 13.    INSPECTORS OF ELECTION...................         6

ARTICLE III  DIRECTORS.......................................         7

     Section 1.     POWERS...................................         7
     Section 2.     NUMBER OF DIRECTORS......................         7
     Section 3.     ELECTION AND TERM OF OFFICE OF DIRECTORS.         8
     Section 4.     VACANCIES................................         8
     Section 5.     PLACE OF MEETINGS AND MEETINGS BY
                    TELEPHONE................................         8
     Section 6.     ANNUAL MEETING...........................         9
     Section 7.     OTHER REGULAR MEETINGS...................         9
     Section 8.     SPECIAL MEETINGS.........................         9
     Section 9.     QUORUM...................................         9
     Section 10.    WAIVER OF NOTICE.........................         9
     Section 11.    ADJOURNMENT..............................        10
     Section 12.    NOTICE OF ADJOURNMENT....................        10
     Section 13.    ACTION WITHOUT MEETING...................        10

                                                                     Page
                                                                     ----
     Section 14.    FEES AND COMPENSATION OF DIRECTORS.......        10

ARTICLE IV   COMMITTEES......................................        10

     Section 1.     COMMITTEES OF DIRECTORS..................        10
     Section 2.     MEETINGS AND ACTION OF COMMITTEES........        11

ARTICLE V    OFFICERS........................................        11

     Section 1.     OFFICERS.................................        11
     Section 2.     ELECTION OF OFFICERS.....................        12
     Section 3.     SUBORDINATE OFFICERS.....................        12
     Section 4.     REMOVAL AND RESIGNATION OF OFFICERS......        12
     Section 5.     VACANCIES IN OFFICES.....................        12
     Section 6.     CHAIRMAN OF THE BOARD....................        12
     Section 7.     PRESIDENT................................        12
     Section 8.     VICE PRESIDENTS..........................        13
     Section 9.     SECRETARY................................        13
     Section 10.    ASSISTANT SECRETARY......................        13
     Section 11.    CHIEF FINANCIAL OFFICER..................        14
     Section 12.    APPROVAL OF LOANS TO OFFICERS............        14

ARTICLE VI   INDEMNIFICATION OF DIRECTORS, OFFICERS,
             EMPLOYEES, AND OTHER AGENTS.....................        14

     Section 1.     AGENTS, PROCEEDINGS, AND EXPENSES........        14
     Section 2.     INDEMNIFICATION..........................        15
     Section 3.     ADVANCE OF EXPENSES......................        15
     Section 4.     OTHER CONTRACTUAL RIGHTS.................        15

ARTICLE VII         GENERAL CORPORATE MATTERS................        15

     Section 1.     RECORD DATE FOR PURPOSES OTHER THAN
                    NOTICE AND VOTING........................        15
     Section 2.     CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS        16
     Section 3.     CORPORATE CONTRACTS AND INSTRUMENTS; HOW
                    EXECUTED.................................        16
     Section 4.     CERTIFICATES FOR SHARES..................        16
     Section 5.     LOST CERTIFICATES........................        16
     Section 6.     REPRESENTATION OF SHARES OF OTHER
                    CORPORATIONS.............................        17
     Section 7.     CONSTRUCTION AND DEFINITIONS.............        17

ARTICLE VIII   AMENDMENTS....................................        17

                                                                     Page
                                                                     ----

     Section 1.     AMENDMENT BY SHAREHOLDERS................        17
     Section 2.     AMENDMENT BY DIRECTORS...................        17

                          AMENDED AND RESTATED BYLAWS

                                       OF

                       SYNERGY SEMICONDUCTOR CORPORATION


                                   ARTICLE I

                                    OFFICES
                                    -------

          Section 1.  PRINCIPAL OFFICES.  The Board of Directors shall fix the
                      -----------------
location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

          Section 2.  OTHER OFFICES.  The Board of Directors may at any time
                      -------------
establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

          Section 1.  PLACE OF MEETINGS.  Meetings of shareholders shall be held
                      -----------------
at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

          Section 2.  ANNUAL MEETING.  The annual meeting of shareholders shall
                      --------------
be held each year on such date and at a time designated by the Board of Directors. At each annual meeting Directors shall be elected, and any other proper business may be transacted.

          Section 3.  SPECIAL MEETING.  A special meeting of the shareholders
                      ---------------
may be called at any time by the Board of Directors, or by the chairman of the Board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

          If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

          Section 4.  NOTICE OF SHAREHOLDERS' MEETINGS.  All notices of meetings
                      --------------------------------
of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) (or, if sent by third-class mail, thirty
(30) days) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or
(ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of notice, management intends to present for election.

          If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law ("GCL"), (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of the GCL, (iii) a reorganization of the corporation, pursuant to Section 1201 of the GCL, (iv) a voluntary dissolution of the corporation, pursuant to
Section 1900 of the GCL, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

          Section 5.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Notice of
                      --------------------------------------------
any meeting of shareholders shall be given either personally or by first-class mail (unless the corporation has 500 or more shareholders of record determined as provided by Section 601 of the GCL on the record date for the meeting, in which case notice may be sent by third-class mail) or telegraph or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

          If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

          Any affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be prima facie evidence of the giving of the report.

          Section 6.  ADJOURNED MEETING; NOTICE.  Any shareholders' meeting,
                      -------------------------
annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in this Section.

          When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken. In the event a new record date for the adjourned meeting is fixed or the adjournment is for more than forty-five (45) days from the date set for the original meeting, notice (in accordance with the provisions of Sections 4 and 5 of this Article II) of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

          Section 7.  QUORUM.  The presence in person or by proxy of the holders
                      ------
of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, no business may be transacted at the meeting except as provided above.

          Section 8.  VOTING.  The shareholders entitled to vote at any meeting
                      ------
of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the GCL (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

          The voting at all meetings of shareholders need not be by ballot, but any qualified shareholder before the voting begins may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by such shareholder, and if such ballot be cast by a proxy, it shall also state the name of such proxy.

          At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless the writing states that it is irrevocable and is held by a person specified in Section 705(e) of the GCL, in which event it is irrevocable for the period specified in said writing and said Section 705(e). Except as otherwise provided in the Amended and Restated Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders.

          At a shareholders' meeting involving the election of Directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to the voting and a shareholder has given notice prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

          The preceding paragraph of this provision shall cease to have force or further effect at such time the Corporation becomes a listed corporation within the meaning of Section 301.5 of the GCL.

          Section 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.  The
                      --------------------------------------------------
transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

          Section 10.  SHAREHOLDER ACTION.  Any action required or permitted to
                       ------------------
be taken by the holders of the Common Stock or Preferred Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing.

          Section 11.  RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING
                       ------------------------------------------------------
CONSENTS.  For purposes of determining the shareholders entitled to give consent
- --------
to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in GCL.

          If the Board of Directors does not so fix a record date:

          (a) The record date for determining shareholders entitled to notice of or to a vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day before the date of such other action, whichever is later.

          Section 12.  PROXIES.  Every person entitled to vote for Directors or
                       -------
on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

          Section 13.  INSPECTORS OF ELECTION.  Before any meeting of
                       ----------------------
shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

          These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares' represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b) Receive votes, ballots, or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

          Section 1.  POWERS.  Subject to the provisions of the GCL and any
                      ------
limitation in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

          Without prejudice to these general powers, and subject to the same limitations, the Directors shall have the power to:

          (a) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service.

          (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country an conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

          (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

          (d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

          (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation' s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

          Section 2.  NUMBER OF DIRECTORS.  The number of Directors of the
                      -------------------
corporation shall be no less than five (5) nor more than nine (9), the exact number of Directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or shareholders. The exact number of Directors presently authorized shall be six (6) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or shareholders.

          Section 3.  ELECTION AND TERM OF OFFICE OF DIRECTORS.  Directors shall
                      ----------------------------------------
be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been qualified and elected.

          Section 4.  VACANCIES.  Vacancies in the Board of Directors may be
                      ---------
filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present. Each Director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected or qualified.

          A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of death or resignation or removal of any Director, of if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind, by an order of Court or convicted of a felony, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

          Any Director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the Board of Directors, unless the notice specifies a later time for the resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

          No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

          Section 5.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  Regular
                      -------------------------------------------
meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

          Section 6.  ANNUAL MEETING.  Immediately following each annual meeting
                      --------------
of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

          Section 7.  OTHER REGULAR MEETINGS.  Other regular meetings of the
                      ----------------------
Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

          Section 8.  SPECIAL MEETINGS.  Special meetings of the Board of
                      ----------------
Directors for any purpose or purposes may be called at any time by the chairman of the Board or the president or any vice president or the secretary or any two Directors.

          Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first class mail or telegram, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

          Section 9.  QUORUM.  A majority of the authorized number of Directors
                      ------
shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the GCL (as to approval of contracts or transactions in which a Director has direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and
Section 317(e) of that Code (as to indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

          Section 10.  WAIVER OF NOTICE.  The transactions of any meeting of the
                       ----------------
Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement, the lack of notice to that Director.

          Section 11.  ADJOURNMENT.  A majority of the Directors present,
                       -----------
whether or not constituting a quorum, may adjourn any meeting to another time and place.

          Section 12.  NOTICE OF ADJOURNMENT.  Notice of the time and place of
                       ---------------------
holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the adjourned meeting, in the manner specified in Section 8 of this Article II, to the Directors who were not present at the time of the adjournment.

          Section 13.  ACTION WITHOUT MEETING.  Any action required or permitted
                       ----------------------
to be taken by the Board of Directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consents shall be filed with the minutes of the proceedings of the Board.

          Section 14.  FEES AND COMPENSATION OF DIRECTORS.  Directors and
                       ----------------------------------
members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 14 shall not be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

                                   ARTICLE IV

                                   COMMITTEES
                                   ----------

          Section 1.  COMMITTEES OF DIRECTORS.  The Board of Directors may, by
                      -----------------------
resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

          (a) the approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares;

          (b) the filling of vacancies on the Board of Directors or in any committee;

          (c) the fixing of compensation of the Directors for serving on the Board or any committee;

          (d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

          (e) the amendment or repeal of Bylaws or the adoption of new Bylaws;

          (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

          (g) the appointment of any other committees of the Board of Directors or the members of such committees.

          Section 2.  MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of
                      ---------------------------------
committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Sections 5 (place of meetings, 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE V

                                    OFFICERS
                                    --------

          Section 1.  OFFICERS.  The officers of the corporation shall be a
                      --------
president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more chief financial officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

          Section 2.  ELECTION OF OFFICERS.  The officers of the corporation,
                      --------------------
except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

          Section 3.  SUBORDINATE OFFICERS.  The Board of Directors may appoint,
                      --------------------
and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

          Section 4.  REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the
                      -----------------------------------
rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

          Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

          Section 5.  VACANCIES IN OFFICES.  A vacancy in any office because of
                      --------------------
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

          Section 6.  CHAIRMAN OF THE BOARD.  The chairman of the Board, if such
                      ---------------------
an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no president, the chairman of the Board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

          Section 7.  PRESIDENT.  Subject to such supervisory powers, if any, as
                      ---------
may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. he shall preside at all meetings of the shareholders and, in the absence of the chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

          Section 8.  VICE PRESIDENTS.  In the absence or disability of the
                      ---------------
president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the president, or the chairman of the Board.

          Section 9.  SECRETARY.  The secretary shall keep or cause to be kept,
                      ---------
at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees or Directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at the Directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

          The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or ByLaw to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

          Section 10.  ASSISTANT SECRETARY.  The assistant secretary or the
                       -------------------
assistant secretaries, in the order of their seniority, shall, in the absence or disability of the secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the president or by the board of directors.

          Section 11.  CHIEF FINANCIAL OFFICER.  The chief financial officer
                       -----------------------
shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transaction of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

          The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and Directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other power and perform such other duties as may be prescribed by the Board of Directors of the Bylaws.

          Section 12.  APPROVAL OF LOANS TO OFFICERS.  The Corporation may, upon
                       -----------------------------
the approval of the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the Corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation, (ii) the Corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the GCL) on the date of approval by the Board of Directors, and (iii) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors.

          The Corporation may also advance money to a director or officer of the Corporation for any expenses reasonably anticipated to be incurred in the performance of the duties of the director or officer, provided that in the absence of the advance the Director or officer would be entitled to be reimbursed for the expenses by the Corporation.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                    ---------------------------------------
                          EMPLOYEES, AND OTHER AGENTS
                          ---------------------------

          Section 1.  AGENTS, PROCEEDINGS, AND EXPENSES.  For the purposes of
                      ---------------------------------
this Article, "agent" means any person who is or was a Director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a Director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (4) of subdivision
(e) of Section 317 of the GCL.

          Section 2.  INDEMNIFICATION.  The corporation is authorized to
                      ---------------
indemnify each of its agents (and shall indemnify each agent who is a Director of the corporation) against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made, or having threatened to be made, a party to any proceeding to the fullest extent permissible under the laws of the State of California, as those laws may be amended and supplemented from time to time.

          Section 3.  ADVANCE OF EXPENSES.  To the fullest extent permissible
                      -------------------
under, and subject to, the requirements of the laws of the State of California, expenses incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

          Section 4.  OTHER CONTRACTUAL RIGHTS.  The indemnification provided by
                      ------------------------
this Article shall not be deemed exclusive of any additional rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors, and administrators of the person.


                                  ARTICLE VII

                           GENERAL CORPORATE MATTERS
                           -------------------------

          Section 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.
                      -----------------------------------------------------
For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividends, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the GCL.

          If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolutions or the sixtieth (60th) day before the date of that action, whichever is later.

          Section 2.  CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.  All checks,
                      -----------------------------------------
drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

          Section 3.  CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The
                      -------------------------------------------------
Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to tender it liable for any purpose or for any amount.

          Section 4.  CERTIFICATES FOR SHARES.  A certificate or certificates
                      -----------------------
for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the Board or vice chairman of the Board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary of any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or show facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issuance.

          Section 5.  LOST CERTIFICATES.  Except as provided in this Section 5,
                      -----------------
no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

          Section 6.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The
                      ----------------------------------------------
chairman of the Board, the president, or any vice president, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

          Section 7.  CONSTRUCTION AND DEFINITIONS.  Unless the context requires
                      ----------------------------
otherwise, the general' provisions, rules of construction, and definitions in the GCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

          Section 1.  AMENDMENT BY SHAREHOLDERS.  These Bylaws may be altered or
                      -------------------------
amended, or substitute Bylaws may be adopted, by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

          Section 2.  AMENDMENT BY DIRECTORS.  These Bylaws may be repealed,
                      ----------------------
altered or amended, or substitute Bylaws may be adopted, at any time by a majority of the full Board of Directors.

                          CERTIFICATE OF SECRETARY OF
                       SYNERGY SEMICONDUCTOR CORPORATION

          The undersigned, Edward M. Leonard, hereby certifies that he is the duly elected and acting Secretary of Synergy Semiconductor Corporation, a California corporation (the "Corporation"), and that the Amended and Restated Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by resolution of the Board of Directors at a meeting dated May 21, 1996.

          IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this _______ day of ______________ 1996.



                                            -----------------------------------
                                            Edward M. Leonard
                                            Secretary